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                                                                    EXHIBIT 99.1

             NEENAH FOUNDRY COMPANY FILES ANNUAL REPORT WITH THE SEC

                  SCHEDULES CONFERENCE CALL TO DISCUSS RESULTS



NEENAH, WI, December 27, 2005 -- Neenah Foundry Company ("Neenah" or the "Company") announced today that it has filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 with the Securities and Exchange Commission.

In addition to announcing the filing of the 10-K, Neenah's President & CEO, William Barrett, has scheduled a conference call to review the information in this report and respond to questions. The conference call is scheduled for Friday, January 6, 2006 at 10:00 a.m. (Central Time). A replay of this call will be available until January 13, 2006. The call-in number information for the conference call follows:

    Dial -- In Number:                 1-800-559-2403 (to join the audio conference call)
    Alternate Dial -- In (Intern'l)    1-847-619-6534
    Confirmation Number:               13535688#
    Host Name:                         Bill Barrett
    Company:                           Neenah Foundry Company

    Digital Tape Replay:               1-877-213-9653
    Alternate Number (Intern'l)        1-630-652-0341
    Passcode:                          13535688#

ABOUT NEENAH FOUNDRY COMPANY

Neenah Foundry Company manufactures and markets a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the larger independent foundry companies in the country, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company's web site at www.nfco.com.


CONTACTS:
Neenah Foundry Company
William Barrett
920-725-7000